                                   EXHIBIT 1

                     IDENTIFICATION OF MEMBERS OF THE GROUP


1.   RLH DPRC Partners, L.P.

2.   Riordan, Lewis & Haden

3.   J. Christopher Lewis

4.   Patrick C. Haden




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